EXHIBIT 16.1

December 19, 2003

Securities and Exchange Commission

Office of Chief Accountant

Washington, D.C. 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated December 19, 2003 of Ezenia! Inc. and agree with the statements contained therein.

Very truly yours,

/s/ Gray, Gray & Gray, LLP

GRAY, GRAY & GRAY, LLP
Certified Public Accountants